UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	47-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 873-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On July 25, 2023, the Board of Directors of Guardion Health Sciences, Inc. (the “Company”) approved the appointment of Katie Cox as Chief Accounting Officer of the Company at an annual base salary of $225,000 (the “Base Salary”). Ms. Cox will also be eligible to participate in the Company’s benefit programs as may be offered from time to time to other similarly situated employees. Her appointment became effective July 25, 2023.

Prior to her appointment as Chief Accounting Officer, Ms. Cox served as the Company’s Head of Financial Planning and Analysis since June 2022. On May 18, 2023, Ms. Cox entered into a Retention Agreement with the Company (the “Retention Agreement”), pursuant to which Ms. Cox will be entitled to receive a bonus of $50,000, which will be paid to Ms. Cox within 30 days immediately following a Change of Control Transaction (as such term is defined in the Retention Agreement). In addition, and subject to the satisfaction of certain conditions set forth in the Retention Agreement, in the event that a Change of Control Transaction is not consummated prior to December 31, 2023, Ms. Cox will be eligible to receive a retention bonus of $50,000, which if not otherwise forfeited, will be paid on December 31, 2023. Pursuant to the Retention Agreement, in the event that the Company terminates Ms. Cox’s employment without Cause (as such term is defined in the Retention Agreement), the Company shall continue to pay her Base Salary for a period of 6 months thereafter.

Prior to joining the Company, Ms. Cox served as Director of Financial Planning and Analysis of Catalent Pharma Solutions, a subsidiary of Catalent, Inc. (NYSE: CTLT) from September 2019 through June 2022. From September 2009 through September 2019, Ms. Cox served as Finance Manager of Baxter Pharmaceutical Solutions, LLC, a subsidiary of Baxter International (NYSE: BAX). Ms. Cox holds a BA in Psychology from Indiana University and an MBA from Indiana Wesleyan University.

There are no arrangements between Ms. Cox and any other persons pursuant to which she was appointed to serve as the Company’s Chief Accounting Officer. There are no family relationships between Ms. Cox and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Accounting Officer

On July 25, 2023, Jeffrey Benjamin, the Chief Accounting Officer and the Principal Financial Officer of the Company, provided the Company with notice that he was resigning from his position as Chief Accounting Officer, which became effective July 25, 2023, and as an employee of the Company effective August 4, 2023.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Retention Agreement dated as of May 18, 2023 by and between Guardion Health Sciences, Inc. and Katherine Cox
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.
Date: July 31, 2023
	By:	/s/ Jan Hall
	Name:	Jan Hall
	Title:	President and Chief Executive Officer

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